SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: August 27, 2002


                               Semtech Corporation
             (Exact name of registrant as specified in its charter)


       Delaware                        1-6395                95-2119684
(State or other jurisdiction of      (Commission            (IRS Employer
 incorporation or organization)      File Number)        Identification No.)


            200 Flynn Road
         Camarillo, California                        93012-8790
(Address of Principal Executive Offices)              (Zip Code)


                                 (805) 498-2111
              (Registrant's telephone number, including area code)

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Item 5.  Other Events.
         ------------

         The Registrant issued the press release, filed as Exhibit 99.1 hereto, on August 27, 2002.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

Exhibit Number            Description of Document

99.1                      Press Release of the Registrant dated August 27, 2002.


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                                INDEX TO EXHIBITS


Exhibit Number            Description of Document

99.1                      Press Release of the Registrant dated August 27, 2002.



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                                                                    Exhibit 99.1

                    SEMTECH ANNOUNCES SECOND QUARTER RESULTS
                     Net Sales Up 29 Percent Over Prior Year
            Net Income of $11.1 million or 14 Cents Per Diluted Share

                                                                    1:30 p.m. PT
                                                        Tuesday, August 27, 2002

CAMARILLO, CALIFORNIA, August 27, 2002 - SEMTECH CORPORATION (Nasdaq: SMTC) today announced results for its fiscal year 2003 second quarter that ended July 28, 2002.

         Sales for the second quarter of fiscal year 2003 were $52.1 million, an increase of 29 percent compared to sales of $40.5 million in the second quarter of fiscal year 2002. On a sequential basis, net sales were up 6 percent from the first quarter.

         Net income for the second quarter of fiscal year 2003 was $11.1 million or 14 cents per diluted share. For the second quarter of fiscal year 2002, the Company reported a net loss of $5.1 million or negative 7 cents per diluted share.

         Gross margin was 58 percent and net after-tax profit margin was 21 percent in the second quarter of fiscal year 2003, both up sequentially and year-over-year. Results for the quarter included the recognition of $415,000 from the sale of inventory, which had been written off in the second quarter of last year.

         Sales for the six months ended July 28, 2002 were $101.3 million, up slightly from $101.1 million in the prior year period. Net income for the first six months of fiscal year 2003 was $21.1 million or 27 cents per diluted share, which compared to net income of $8.1 million or 11 cents per diluted share in the first six months of fiscal year 2002.

         Included in the prior year second quarter results were one-time costs of $15.8 million for the write-down of inventory, headcount reductions, and a Superfund settlement. The prior year six-month results include these items and additional one-time costs of $1.0 million associated with headcount reductions.

         Orders for the second quarter of this year increased 41 percent over the previous year, but decreased 14 percent from the first quarter. Order rates in the first quarter of this year were especially strong, as many customers with low inventory positions put backlog in place for expected improvements in the end-markets.

         Second quarter orders were impacted by several factors beyond the traditional seasonality in the computer and cell phone markets. These factors included: consumer demand dampened by declines in the financial markets; vendor consolidation issues due to a recent computer industry merger; and a decline in power consumption in desktop computers, although power needs are expected to increase in future models. Test and Measurement Product order rates were very robust in the quarter, and for the first time in six quarters exceeded shipments for the product line.

         Shipments of Portable Power, Telecom Power and Test and Measurement Products grew sequentially in the second quarter by greater than 30 percent. Portable and Telecom Power Management sales were benefited by market-share gains, while sales of Test and Measurement Products reflected strength in certain segments of the ATE market. Protection Product sales grew sequentially 29 percent due to strong beginning backlog. Sales of SETS and Human Interface Products grew in the quarter, while Desktop Power Management Products declined as compared to the first quarter.

         The Company's cash and investments, net of debt, increased by approximately $27.0 million in the second quarter. Inventory turns improved and accounts receivables days of sales, calculated on a quarterly basis, declined to approximately 37 days.

Design Wins and New Products
         Proprietary products represented more than 80 percent of total shipments in the second quarter, a reflection of design and marketing efforts. The Company reported a substantial increase in design activity compared to the prior quarter. A total of 461 new design wins were recorded that are expected to generate $67.0 million of annual business. Included in these results were 43 line-item design wins for notebook computers and 84 line-item design wins for cell phones, with a combined $30.0 million annual potential.

         Nineteen new product families were introduced in the quarter, including MicroBuddy(TM), a patented series of programmable support ICs for micro-controllers. Semtech already has sale leads on more than 200 sockets and a number of concepts for derivative products in this area. Two design wins for MicroBuddy(TM) have been recorded so far, including a $500,000 design win for a medical application. The Company believes the market opportunity for this product is outstanding.

Outlook
         Semtech estimates that net sales for the third quarter of fiscal year 2003 will be in the range of flat to down 5 percent as compared to the second quarter. On a year-over-year basis, third quarter sales are forecasted to be higher by 13 to 19 percent. Gross margin is expected to remain flat with the second quarter and earnings are forecasted to be approximately 14 cents per diluted share, based on current forecasts.

         August orders were substantially lower than the Company's historical seasonal trend, especially out of the computer market. Turns orders (orders received and shipped in the same quarter) of approximately 47 percent are required to achieve the mid-point of the revenue forecast. This rate is higher than previous quarters due to low visibility and more just-in-time production arrangements with customers.

Buyback Update
         During the second quarter of fiscal year 2003, Semtech spent $30.7 million to buyback its convertible subordinated notes in the open market. The Company recognized an approximate $600,000 gain on the repurchase of notes during the quarter. An additional $50.0 million was authorized for buybacks in June 2002, raising the total amount of the current buyback program to $150.0 million. Since January 2001, the Company has bought back $106.5 million in stock and notes under this program.

About Semtech
         Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors used in a wide range of computer, industrial and communication applications.

Safe Harbor Provision
       Statements contained in this release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including projections and forecasts for revenue and gross margin, involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include worldwide economic conditions, the timing and duration of semiconductor market upturns or downturns, demand for personal computers, cellular phones and automated test equipment, demand for semiconductor devices in general, competitors' actions, relations with large strategic customers and suppliers, manufacturing costs and yields, demand for the Company's products in particular, and risks associated with the businesses of major customers. Other factors that may cause actual results to differ from the forward-looking statements contained in this press release and that may affect the Company's prospects in general are described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise forward-looking statements to reflect subsequent events or changed assumptions or circumstances.


Investor Relations Contact
       John Baumann, Treasurer, Telephone: 805-480-2010




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


                                                              SEMTECH CORPORATION
                                                      CONSOLIDATED STATEMENTS OF INCOME
                                                 (In thousands - except per share amounts)

                                                                 Three Months Ended                  Six Months Ended
                                                                 ------------------                  ----------------
                                                           (Unaudited)       (Unaudited)      (Unaudited)       (Unaudited)
                                                             July 28,         July 29,          July 28,         July 29,
                                                              2002              2001             2002              2001
                                                         ---------------- ----------------- ----------------- ----------------
      Net sales                                               $ 52,071          $ 40,532          $101,259         $101,060
      Cost of sales                                             21,739            32,537            42,847           57,979
                                                             ---------         ---------         ---------        ---------
      Gross profit                                              30,332             7,995            58,412           43,081
                                                             ---------         ---------         ---------        ---------
      Operating costs and expenses:
      Selling, general and administrative                        8,816             8,008            17,228           17,930
      Product development and engineering                        8,273             7,319            15,797           15,367
      One-time costs                                                 -             1,776                 -            2,727
                                                             ---------         ---------         ---------        ---------
      Total operating costs and expenses                        17,089            17,103            33,025           36,024
                                                              --------          --------          --------         --------
      Operating income (loss)                                   13,243           (9,108)            25,387            7,057
      Interest and other income, net                             1,540            1,799              2,719            4,250
                                                              --------          --------          --------         --------

      Income (loss) before provision for taxes                  14,783           (7,309)            28,106           11,307
      Provision (benefit) for taxes                              3,696           (2,232)             7,027            3,166
                                                             ---------        ----------         ---------        ---------
      Net income (loss)                                       $ 11,087         $ (5,077)          $ 21,079         $  8,141
      Earnings (loss) per share:
      Basic                                                  $   0.15          $  (0.07)          $   0.29         $   0.12
      Diluted                                                $   0.14          $  (0.07)          $   0.27         $   0.11
      Weighted average number of shares:
      Basic                                                     73,348            69,446            73,014           68,956
      Diluted                                                   78,627            69,446            78,796           77,244

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

                               SEMTECH CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                                 July 28,          January 27,
                                                                   2002                2002
                                                                  -----                ----
                                                               (Unaudited)
ASSETS
Current assets:
Cash and cash equivalents                                        $88,007              $46,300
Temporary investments                                            315,425              324,870
Receivables, less allowances                                      21,011               19,181
Inventories                                                       20,916               22,728
Income taxes refundable                                               -                 2,019
Deferred income taxes                                             11,658               11,786
Other current assets                                               3,820                3,372
                                                              ----------           ----------
Total current assets                                             460,837              430,256
Property, plant and equipment, net                                52,514               51,516
Investments, maturities in excess of 1 year                      134,051              172,332
Deferred income taxes                                             25,965               27,659
Other assets                                                       6,850                8,638
                                                             -----------          -----------
total assets                                                   $ 680,217            $ 690,401
                                                             ===========          ===========

liabilities and sTOCKholders' equity
Current liabilities:
Accounts payable                                               $   6,705            $   7,341
Accrued liabilities                                               14,287               16,845
Deferred revenue                                                   2,037                1,936
Income taxes payable                                               2,705                1,099
Other current liabilities                                             68                   65
                                                            ------------          -----------
Total current liabilities                                         25,802               27,286
Long-term debt                                                   322,170              364,320
Total Stockholders' equity                                       332,245              298,795
                                                            ------------          -----------
Total Liabilities and Stockholders' Equity                     $ 680,217            $ 690,401
                                                            ============          ===========

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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2002                             SEMTECH CORPORATON



                                                  By: /s/   David G. Franz, Jr.
                                                      --------------------------
                                                      David G. Franz, Jr.
                                                      Chief Financial Officer


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